ITEM 7(c) EXHIBITS

                AMENDMENT TO AGREEMENT FOR ACQUISITION OF ASSETS

     THIS AMENDMENT TO AGREEMENT FOR ACQUISITION OF ASSETS ("Amendment") has been entered on this 5th day of July, 1995, between Photronics Corp., a New York corporation, or its designee (the "Buyer" or "Photronics"), and Opto Mechanik, Inc., a Delaware corporation (the "Debtor" or "OMI" or "Estate") joined, for the specific purposes set forth below, by PNC Bank, Kentucky, Inc. ("PNC"), MetLife Capital Corporation ("MetLife"), and the Official Committee of Unsecured Creditors appointed and serving in In re: Opto Mechanik, Inc., United States Bankruptcy Court for the Middle District of Florida, Case No. 94-05361-6J1 ("Committee").

                                  I. RECITALS
                                     --------

     A. On May 24, 1995, Photronics and OMI entered into the Agreement for Acquisition of Assets (the "Photronics Acquisition Agreement") under which Photronics agreed to buy and OMI agreed to sell substantially all of the assets of OMI.

     B. In accordance with the Photronics Acquisition Agreement, OMI subsequently filed a motion for approval of the Photronics Acquisition Agreement ("Sale Motion") which was heard by the United States Bankruptcy Court for the Middle District of Florida (the "Court") on June 23, 1995 (the "Hearing").

     C. The Phototronics Acquisition Agreement was modified during the course of the Hearing by the Final Photronics Term Sheet (6/23/95)("Term Sheet") reflecting the agreements announced in open court by the various affected parties.

     D. On June 23, 1995, the Court entered the Order Approving Sale of Substantially All the Assets of the Debtor, a copy of which is attached hereto as Exhibit "A" ("Sale Order") approving the terms of the Photronics Acquisition Agreement as modified by the Term Sheet.

     E. On June 23, 1995, the Court also considered the Debtor's Motion for Assumption and Assignment of Executory Contracts with Customers and Licensors and the Debtor's Motion for Assumption and Assignment of EDM Executory Contracts (collectively, the "Assumption Motions"). On June 24, 1995, the Court entered orders granting the Assumption Motions ( the "Assumption Order").

     1. Included among the executory contracts assumed by OMI and assigned to Photronics pursuant to the Assumption Orders ("Executory Contracts") was a pending contract with Telenav International & United Defense (the "Telenav Contract").

     2. Also included among the Executory Contracts was an agreement to deliver to Seiler Instrument and Manufacturing Company, Inc. ("Seiler") certain M145 and M117 inventory ("Seiler Assets") pursuant to an Asset Purchase Agreement between OMI and Seiler dated April 18, 1994 ("Asset Purchase Agreement").

     3. Upon successful completion of the Telenav Contract, the Asset Purchase Agreement and the related obligations set forth in the Joint Stipulation for Relief from Stay and Adequate Protection filed with the Court on March 10, 1995 ("Joint Stipulation") to include payment to Seiler for certain parts manufactured by Seiler and used by OMI with respect to the Telenav Contract as described in the Joint Stipulation {"Parts Payment"), an obligation on behalf of Seiler to pay OMI the $300,000 balance owed with respect to the Asset Purchase Agreement shall be due and owing (the "Seiler Receivable" ).

     F. The parties have entered into this Amendment to reflect the changes to the Photronics Acquisition Agreement as set forth in the Term Sheet.


                            II. TERMS OF AMENDMENT
                                ------------------

                     1 TELENAV CONTRACT/SEILER RECEIVABLE.
                       ----------------------------------

     (i) Photronics agrees to timely and fully perform the Telenav Contract.

     (ii) Upon completion of the Telenav Contract, Photronics will make the Parts Payment to Seiler in cash and not by way of setoff against the Seiler Receivable and will otherwise reasonably facilitate the collection of the Seiler Receivable.

     (iii) The proceeds of the Seiler Receivable, upon receipt by Photronics, will be paid to Maguire, Voorhis & Wells, P.A., to hold in escrow for the use and benefit of the Estate.


                          2 ASSUMPTION OF LIABILITIES.
                            -------------------------

     (i) The Buyer assumes those certain liabilities related to its obligation to perform under the Executory Contracts as assigned pursuant to the Assumption Orders.

     (ii) The Buyer assumes administrative expense claims for employee vacation and health care insurance runoff without limitation.

     (iii) The Buyer assumes any and all trade payables incurred by OMI in the ordinary course of business from the Petition Date to July 5, 1995 in an aggregate amount not to exceed

 $100,000.

     (iv) Anything in this Amendment to the contrary notwithstanding, the Buyer's acquisition of the Assets will be made free and clear of any liens, claims or encumbrances against the Debtor-in-Possession, and/or, except as specifically provided in this Amendment and the Photronics Acquisition Agreement, against the Buyer.

                  3 PURCHASE PRICE; PAYMENT OF PURCHASE PRICE.
                    ------------------------------------------

     Paragraph 3 of the Photronics Acquisition Agreement is amended to read, in its entirety, as follows (deletions and additions from the original text are reflected by strike out and redline, respectively):

     (i) Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be $5,450,000, allocated and paid as follows:

             PNC Assets ...........  $2,600,000

             MetLife Assets .......  $2,550,000

             Estate ...............  $  300,000
                                     ----------
                                     $5,450,000
                                     ==========

     (ii) Payment of Purchase Price. Buyer shall pay the Purchase Price in the following manner:

     (A) Buyer has previously deposited $350,000 (the "PNC Deposit") receipt of which is hereby acknowledged, to be held in escrow by Mershon, Sawyer, Johnson, Dunwody & Cole, (the "PNC Escrow Agent" ) attorneys for PNC Bank, Kentucky, Inc. ("PNC"). The PNC Deposit shall be held in escrow until the Closing of the transactions contemplated hereunder, pursuant to the terms of that certain Escrow Agreement executed as of May __, 1995 by and among Buyer, PNC, and the Escrow Agent. The PNC Deposit shall be subject solely to the terms and conditions of the Escrow Agreement and, under no circumstances, shall be subject to any claim by any person, and the Debtor-in-Possession agree to assert no such claim against the PNC Deposit.

     (B) Buyer has previously deposited $100,000 (the "MetLife Deposit") receipt of which is hereby acknowledged, which was previously held in escrow by Foley & Lardner as escrow agent (the "MetLife Escrow Agent"). In accordance with agreement of the parties, the MetLife Deposit was previously disbursed to

MetLife by the MetLife Escrow Agent and will be applied to the purchase price at closing or retained by MetLife if, for any reason, the Closing does not occur within 120 days after delivery of the initial deposit.

     (C) Subject to satisfaction of the conditions set forth in Section 6 hereof, at the Closing of the transactions contemplated hereunder, Buyer shall pay the balance of the purchase price to PNC, MetLife, and the Estate in the following manner:

     (1) To PNC: In addition to the PNC Deposit, cash in the amount of $800,000 by cashier's check or wire transfer at Closing and a note in the principal amount of $1,450,000 to be paid in forty-eight (48) equal monthly installments of principal and interest commencing with the first day of the month following the Closing Date, such payment to bear interest at a floating rate equal to the lesser of (A) PNC's stated prime interest rate plus 0.5%, or (B) the prime rate as reported in the Wall Street Journal plus 0.5%, and such payment to be guaranteed by Diagnostic/Retrieval Systems, Inc., parent of the Buyer.

     (2) To MetLife: Cash in the amount of $2,450,000 (or $2,350,000, if the MetLife Deposit of $200,000 has been made) by cashier's check or wire transfer.

     (3) To Estate: A note in the principal amount of $300,000 to be paid to the Debtor for the use and benefit of the Debtor's bankruptcy estate in care of Maguire, Voorhis & Wells Escrow Account in six (6) equal monthly installments of principal and interest commencing on August 5, 1995, such payment to bear interest at 9.5% per annum, and such payment to be guaranteed by Diagnostic/Retrieval Systems, Inc., parent of the Buyer ("Estate Note").

     (iii) Allocation. The parties hereto agree that the Purchase Price will be allocated in accordance with the Treasury Regulations issued under Section 1060 of the Internal Revenue Code of 1986, as amended, and shall be binding upon the parties hereto for all purposes including, but not limited to, federal and state income taxes. Neither party shall take any action contrary to the allocations set forth herein, including the filing of any tax return or report with any government agency.


      4 EXCLUDED ASSETS; ADDITIONAL CONTRACT ASSUMPTIONS AND ASSIGNMENTS.
        -----------------------------------------------------------------

     (i) Certain property of OMI is not included in the Assets to be sold pursuant to the Sale Order ("Excluded Assets"). The Excluded Assets are:

     (A) A Dynavac coating machine ("Dynavac Machine), which is subject to a pending contract for sale as approved by an order entered by the Court on April 14, 1995 (Doc. No. 199).

     (B) The Seiler Receivable and the Seiler Assets.

     (C) The approximately 6 acres of undeveloped raw land which is owned by Debtor, which is contiguous to Debtor's manufacturing facility, more particularly described on Exhibit __ hereto ("Undeveloped Real Property").

     (D) Certain equipment subject to an agreement with Eaton Financial Corporation ("Eaton") generally described as follows: one Synchrospeed Lapping & Polishing Machine (SN 4275); one Lapping SPS100, 1 spindle (SN 4239); one Polish SPS100, 1 spindle (SN4276); one System 75L, Filter, Wagon (SN296509); two System 15L, Thermstat, Heater (324870); and sixteen Tooling sets (SN324873) ("Eaton Equipment").

     (E) Certain equipment subject to an agreement with Amplicon, Inc. ("Amplicon") generally described as certain computer hardware and software specifically described as one IBM RS 6000 Computer, Model 370, with VISIBILITY software and support ("Amplicon Equipment").

     (F) The proceeds of any avoidance actions under state or federal law which may be brought by the Debtor or other party as authorized by the Court.

     (G) Certain property owned by Electronics and Space Corp. ("ESCO") and the United States Government as described in the Joint Motion for Approval of Agreement between Debtor and ESCO dated April 10, 1995.

     (H) Certain other inventory and property in the possession of OMI but owned by the United States Government or other customers of OMI and identified to various contracts between OMI and such parties.

     (ii) PNC agrees to release and disclaim any claim to a lien or security interest with respect to the Seiler Receivable and Seiler Assets and to release its lien with respect to the Undeveloped Real Property and shall deliver at Closing a UCC-3 termination form with respect to the Seiler Receivable and a release of mortgage with respect to the Undeveloped Real Property.

     (iii) In addition to the Executory Contracts, there were certain other contracts described in the Assumption Motions which were not assumed and assigned pursuant to the Assumption Orders ("Additional Contracts"). Buyer shall have the right, for no additional consideration, to request the Debtor at one or more times until the conclusion of the Debtor's Chapter 11 case to assume and assign to Buyer or its designee one or more of the Additional Contracts (each a "Designated Contract"), and Debtor agrees to use its best efforts to promptly assume and assign to Buyer or its designee such Designated Contracts. The Buyer's rights under this subparagraph are subject to the following:

     (A) The Buyer obtaining of any necessary consent of the parties to the Designated Contracts.

     (B) Debtor makes no warranty as to its ability to assume and assign any Designated Contract and Buyer agrees that it will have no claim resulting from the Court's denial of a motion to assume or assign any Designated Contract.

     (C) Buyer agrees to be responsible for administrative costs incurred with respect to any request to assume or assign a Designated Contract to include reasonable fees and costs of professionals.


                         5 PNC-DEBTOR MUTUAL RELEASES.
                           ---------------------------

     (i) The Debtor hereby releases, acquits and forever discharges PNC from any and all claims, actions, causes of action, or liabilities of any kind or nature belonging to the estate, including without limitation avoidance actions pursuant to Bankruptcy Code ss. ss. 542-550, a surcharge action brought pursuant to Bankruptcy Code ss. 506, or under any claim under other theory of federal or state law.

     (ii) PNC agrees not to participate in the distribution of any property of the Estate on account of any and all claims, actions, causes of action, or liabilities of any kind or nature, including without limitation any claim as defined in Bankruptcy Code ss. 101(5) to include any pre- or post-petition secured, unsecured, priority or administrative claims and further agrees not to seek allowance of any such claims in the Debtor's case as now pending in Chapter 11 or as may be pending in any future Chapter 7 case and to withdraw any proofs of claim or other filing with the Court asserting any such claims (the "PNC Withdrawn Claims"); provided, however, that in the event that a third party asserts a claim against PNC concerning which, the PNC Withdrawn Claims would have provided a defense or right of setoff, PNC shall be entitled to assert the PNC Withdrawn Claims in defense of or as a setoff against such third party claims to the extent otherwise provided for by applicable law absent PNC's withdrawal of the PNC Withdrawn Claims and PNC does not waive and reserves such defenses.

     (iii) PNC shall have no interest in the Estate Note and the proceeds of any avoidance actions and specifically disclaims any interest therein.


                       6 METLIFE-DEBTOR MUTUAL RELEASES.
                         -------------------------------

     (i) In consideration of the $50,000 to be paid by MetLife ("MetLife Payment") pursuant to this Amendment and of the release given to the Debtor as set forth below, the Debtor hereby releases, acquits and forever discharges MetLife from any and all claims, actions, causes of action, or liabilities of any kind or nature, including without limitation avoidance actions pursuant to Bankruptcy Code ss. ss. 542-550, a surcharge action brought pursuant to Bankruptcy Code ss. 506, or under any other theory of federal or state law.

     (ii) In consideration of the release to be given to MetLife by the Debtor, as joined in by the Committee, under the terms of this Amendment, MetLife shall pay to the Debtor for the use and benefit of its bankruptcy estate, in care of its counsel Maguire, Voorhis of any kind or nature, including without limitation Wells, P.A., $50,000, to be deducted from the sale proceeds which would otherwise be payable at Closing to MetLife.

     (iii) MetLife hereby releases, acquits and forever discharges the Debtor, the Committee and the Estate from any and all claims, actions, causes of action, or liabilities of any kind or nature, including without limitation to specifically include any claim as defined in Bankruptcy Code ss. 101(5) to include any pre- or post-petition secured, unsecured, priority or administrative claims and further agrees not to seek allowance of any such claims in the Debtor's case as now pending in Chapter 11 or as may be pending in any future Chapter 7 case and to withdraw any proofs of claim or other filing with the Court asserting any such claims (the "MetLife Released Claims"); provided, however, that in the event that a third party asserts a claim against MetLife concerning which, the MetLife Released Claims would have provided a defense or right of setoff, MetLife shall be entitled to assert the MetLife Released Claims in defense of or as a setoff against such third party claims to the extent otherwise provided for by applicable law absent MetLife's release of the MetLife Released Claims and MetLife does not waive, and hereby reserves such defenses.

     (iv) MetLife shall have no interest in the Estate Note and the proceeds of any avoidance actions and specifically disclaims any interest therein.

7 COMMITTEE JOINDER.
  ------------------

     (i) In consideration of the Estate Note, the MetLife Payment, the disclaimer by PNC with respect to the Seiler Receivable, release by PNC of its mortgage on the Undeveloped Real Property, and the withdrawal and release being given by PNC and MetLife pursuant to paragraphs 6 and 7 above, the Committee hereby joins as an additional party in the releases being given by the Debtor in paragraphs 6 and 7.

     (ii) The Committee agrees that it shall not bring any action or join with any other party in interest in the bringing of such action in the Debtor's case as now pending in Chapter 11 or as may be pending in any future Chapter 7 against PNC or MetLife to include any avoidance actions pursuant to Bankruptcy Code ss. ss. 542-550, a surcharge action brought pursuant to Bankruptcy Code ss. 506, or any claim under any other theory of federal or state law.


8 POST-CLOSING CONDUCT OF DEBTOR'S AFFAIRS.
  -----------------------------------------

     (i) The Buyer acknowledges that subsequent to the Closing, the Debtor intends to continue as a debtor-in-possession in its pending Chapter 11 case and in that capacity shall continue to have certain duties and responsibilities arising under the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and various applicable local rules and orders of the Court.

     (ii) As debtor-in-possession, the Debtor will still need the services of its chief executive officer and director of finance ("Debtor's Executives") for matters relating to the Chapter 11 case and with respect liquidation of the Excluded Assets. The Buyer agrees that even if the Debtor's Executives are employed by Buyer after Closing, that on a reasonable basis they may devote time to the Debtor's affairs in connection with the Chapter 11 case.

     (iii) The Debtor acknowledges that while it is the Buyer's intention to relocate the business to other premises in the Melbourne, Florida area, that a reasonable period of time will be needed to physically relocate the business from its current premises at 425 North Drive, Melbourne ("Business Premises"). The Debtor agrees that until such time as the Buyer relocates, the Debtor shall share the Business Premises with Buyer without fee or additional consideration; provided, however, that such sharing arrangement shall terminate at the end of the period for which Debtor has currently paid rent. Buyer acknowledges that the Debtor's Executives will continue to perform such duties as are required under Chapter 11 to include administration of the Excluded Assets from the Business Premises.

9 MISCELLANEOUS.
  --------------

     (i) Entire Agreement. The Photronics Acquisition Agreement as modified by the Term Sheet, Sale Order, and this Amendment (including any and all Exhibits and Schedules thereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the Assets and related transactions, and supersede all prior agreements, written or oral, with respect thereto. In the event of any inconsistency between the terms of this Amendment and the terms of the Sale Order, the Sale Order shall govern; provided, however, that as of the date of the execution of this Amendment, each of the parties hereto represent that neither it nor its counsel is aware of any inconsistency between the Sale Order and this Amendment.

     (ii) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (iii) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. In particular, the obligations, covenants and waivers of right of the Debtor hereunder shall be binding upon any trustee appointed in the current Chapter 11 case as well as any trustee appointed in any subsequent Chapter 7 case.

     (iv) Documentary Stamp Taxes. Pursuant to Bankruptcy Code ss. 1146(c), it is the intent of the parties hereto that the transfer of or creation of or modification of any lien or instrument affecting property of Debtor pursuant to this Amendment and the Photronics Acquisition Agreement shall be for all purposes considered to have been accomplished under such plan as shall be filed and confirmed by the Court and as such shall not be taxed under any law imposing a stamp tax, transfer tax, recordation tax, or similar tax.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                         Photronics Corp.
                                         ----------------------------------

                                         By:
                                            -------------------------------
                                            Richard Ross
                                            As Its: President

                                         Opto Mechanic, Inc.
                                         ----------------------------------

                                         By: /s/ JAMES E. PRUITT
                                            -------------------------------
                                                 James E. Pruitt
                                                 As its: Chief Executive Officer

                                         PNC Bank, Kentucky, Inc.
                                         ------------------------

                                         By: /s/ JAMES D. PENDERGRASS
                                             ------------------------------
                                                 James D. Pendergrass
                                                 As its:  Vice President

                                         MetLife Capital Corporation
                                         ---------------------------

                                         By: /s/ JOHN MACKEY
                                             ------------------------------
                                                 John Mackey
                                                 As its: Regional Credit Manager



                              JOINDER BY COMMITTEE

     The Comittee joins in this Amendment for the limited purposes expressed in paragraph 7 hereof.


                                         Official Unsecured
                                         ------------------
                                         Creditors' Committee
                                         --------------------

                                         By: /s/ DOUGLAS P. MCCLURG
                                             ------------------------------
                                                 Douglas P. McClurg, Esq.
                                                 As its: Counsel

                         UNITED STATES BANKRUPTCY COURT
                           MIDDLE DISTRICT OF FLORIDA
                                ORLANDO DIVISION

                                                              FILED
                                                   CLERK, U.S. BANKRUPTCY COURT
                                                           JUN 23, 1995
                                                    MIDDLE DISTRICT OF FLORIDA
                                                         ORLANDO DIVISION

                             )
In re                        )
                             )
Opto Mechanik, Inc.,         )      Case No. 94-05361-6J1
     a Florida corporation     )      Chapter 11
                             )
     Tax I.D. #59-1234358    )
                             )
          Debtor.            )
________________________________)


                            ORDER APPROVING SALE OF
                   SUBSTANTIALLY ALL THE ASSETS OF THE DEBTOR
                   -----------------------------------------

     THIS CASE came on for hearing on the 23rd day of June, 1995 upon the Debtor's Motion For Approval of Sale of Substantially All Assets of the Estate Free and Clear of Liens (the "Sale Motion"), objections to the Sale Motion having been filed by the Unsecured Creditors' Committee and various other parties in interest ("Objections"), notice having been given as required by 11 U.S.C. Section 363, Fed R. Bankr. P. 6004 and all other applicable statutes and rules, no further notice or hearing being necessary, the Court having considered the Sale Motion and Objections, the argument of counsel and the evidence offered, finds that the requirements for approval of a sale of substantially all the assets of the Debtor without the confirmation of a plan have been satisfied; the Debtor's primary lien holders, MetLife Capital Corporation ("MetLife") and PNC Bank, Kentucky, Inc. ("PNC") have consented to the sale pursuant to 11 U.S.C. Section 363(f)(2); Photronics Corp. ("Photronics") is the successful bidder and purchaser of the

     Assets(1), as that term is defined in the Agreement For Acquisition of Assets between Photronics and the Debtor (the "Photronics Acquisition Agreement") a copy of which is attached to the original of this Order filed with the Court as Exhibit "A," as modified by the Final Photronics Term Sheet (6/23/95) ("Term Sheet") reflecting the agreements announced in open by the various affected parties, a copy of which is attached to the original of this Order as filed with the Court as Exhibit "B" (the Photronics Acquisition Agreement and the Term Sheet, hereinafter, collectively the "Modified Acquisition Agreement"); the sale is essential for the estate and creditors; all parties involved in the bidding and sale process, including without limitation the Debtor, PNC and Photronics have acted in good faith within the meaning of 11 U.S.C. Section 363(m) and all aspects of the transaction have been conducted in good faith; the Debtor has exercised good and prudent business judgment in regard to the sale; and there is a need to expedite the sale and there is no just reason for delay of entry of this Order as a final order because the parties intend to act immediately in reliance on this Order. Based upon the foregoing findings of fact and for the additional reasons stated orally and recorded in open court, it is




------------
     (1)Excluded from the assets being sold by the Debtor pursuant to this Order is property owned by Electronics and Space Corp. ("ESCO") and the United States Government as described in the Joint Motion for Approval of Agreement between Debtor and ESCO dated April 10, 1995.

     ORDERED:

     1. The above findings are hereby incorporated by reference as an order of this Court.

     2. The parties' entry into the Modified Acquisition Agreement is approved and the Modified Acquisition Agreement is a binding contract among the parties thereto and is incorporated herein as a part of this Order.

     3. The Objections are overruled.

     4. The purchase of the Assets by Photronics pursuant to Modified Acquisition Agreement shall be free and clear of all claims, liens, encumbrances, charges, security interests or interests of any kind or nature,(2) including but not limited to tax liens and environmental claims. All persons and governmental units whose interests, claims, liens and encumbrances have been so transferred to proceeds are enjoined from taking any action against the Assets so purchased by Photronics from Debtor. All such claims, liens (including tax liens), encumbrances, charges, security interests or interests of any kind or nature shall be transferred to the proceeds of sale.

     5. The Assets shall be conveyed to Photronics free and clear of any and all claims against the Debtor and its bankruptcy estate including but not limited to, claims for workers compensation benefits, claims arising under the Consolidated Omnibus Budget




------------
     (2)With the exception of the lien of First Union National Bank of Florida on an account receivable owing by Hyundai Precision and Industry Co., Ltd. which shall be unaffected by this Order.

Reconciliation Act of 1985, claims arising under the Employee Retirement and Income Security Act of 1974, any other employee claims, any products liability claims, any state and/or Federal environmental claims and any other claims of whatever kind or nature.

     6. Debtor and Photronics shall close on the transaction by July 5, 1995 or such other date as the parties may agree to in writing. If the form or substance of any document cannot be agreed upon, any party may, without breach of the Modified Acquisition Agreement, seek an order of this Court regarding the appropriate form or substance of agreement.

     7. This Court shall retain jurisdiction to enforce this Order, the Modified Acquisition Agreement and any agreements or documents executed pursuant thereto.

     8. This Order shall be binding on the Debtor, all of its creditors and all parties-in-interest with respect to the Debtor's bankruptcy case, and shall be binding on any subsequently appointed trustee.

     9. The Court directs entry of this Order as a final order under Fed. R. Bankr. P. 7054 and Fed. R. Civ. P. 54(b). This order shall be considered entered and docketed for all purposes as of the date of its entry as set forth below.

     DONE AND ORDERED in Orlando, Florida on the 23rd day of June, 1995.




                                                  KAREN S. JENNEMANN
                                          -------------------------------------
                                          HONORABLE KAREN S. JENNEMANN
                                          U.S. Bankruptcy Court Judge

Copies to (by Mr. Williamson):

Debtors, Opto Mechanik, Inc., c/o James Pruitt 425 North Drive, P.O. Box, 361907, Melbourne, Florida 32935

Debtor's Attorney, Michael G. Williamson, P.O. Box 633, Orlando, Florida 32802

Timothy J. Norris, Esquire, Attorney for PNC, 200 South Biscayne Blvd., Suite 4500, Miami, Florida 33131

Nina Laserson Dunn, Esquire, Hannoch Weisman, A Professional Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068

Robert Higgins, Esquire, Attorneys for First Union National Bank, P.O. Box 2809, Orlando, Florida 32802

Douglas P. McClurg, Esquire, Attorney for Unsecured Creditors' Committee, P.O. Box 2231, Tampa, Florida 33601

K. Rodney May Esquire, Attorney for MetLife Capital Corporation, P.O. Box 2193, Orlando, Florida 32802

United States Trustee, 135 West Central Blvd., Suite 620, Orlando, Florida 32801

Parties listed on the Local Rules 2.04 Parties in Interest List as maintained by the Clerk.


                                         I certify the foregoing to be true
                                         and correct copy of the original
                                         CARL R. STEWART, CLERK
                                         U.S. BANKRUPTCY COURT

                                         By         BARBARA L. ROMINOR
                                            ------------------------------------
                                                      Deputy Clerk

                                         Dated: July 6, 1995
                                                --------------------------------

                      AGREEMENT FOR ACQUISITION OF ASSETS
                      -----------------------------------

     AGREEMENT, dated May 24, 1995, between Photronics Corp., a New York corporation, or its designee (the "Buyer"), and Opto Mechanik, Inc., a Delaware corporation (the "Debtor-in-Possession").

     On October 14, 1994 the Debtor-in-Possession filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code, as amended (the "Code") in the U.S. Bankruptcy Court for the Middle District of Florida (the "Court") styled In re: OPTO MECHANIK, INC., a Florida Corporation, Case No.: 94-05364-6J1. The Buyer wishes to purchase and the Debtor-in-Possession wishes to sell to the Buyer, certain assets of the Debtor-in-Possession, subject to the approval of the Court, upon the terms and conditions of this Agreement.

     Subject to the terms and conditions hereof, promptly upon the execution and delivery of this Agreement the Debtor-in-Possession will take such steps as are reasonably necessary, with the assistance of the Buyer, to seek the approval of this Agreement by the Court.

     Accordingly, the parties agree as follows:

              1  APPROVAL OF THIS AGREEMENT; SALE OF ASSETS.
                 -------------------------------------------

     (i) Approval of this Agreement. Subject to the terms and conditions hereof, promptly upon the execution and delivery of this Agreement the Debtor-in-Possession will take such steps as are reasonably necessary, with the assistance of the Buyer, to seek the approval of this Agreement by the Court. Other than the immediately preceding sentence, unless and until this Agreement is approved by the Court, this Agreement will have no force or effect and no person will have any right or claim arising hereunder or in connection herewith.

     (ii) Sale of Assets. At the Closing provided for in Section 4 (the "Closing"), the Buyer shall acquire from the Debtor-in-Possession, as contemplated hereby, certain of the assets, properties and rights of the Debtor-in-Possession which are listed on Schedule A hereto (the "Assets"), and which include:

          (A) certain of those assets, properties and rights of the Debtor-in-Possession subject to the lien of PNC Bank, Kentucky, Inc. (the "PNC Assets");

          (B) certain machinery and equipment of the Debtor-in-Possession subject to the lien of MetLife Capital

                                  Exhibit "A"

Corporation (the "MetLife Assets").

              2  ASSUMPTION OF LIABILITIES.
                 --------------------------

     Anything in this Agreement to the contrary notwithstanding, the Buyer's acquisition of the Assets will be made free and clear of any liens, claims or encumbrances against the Debtor-in-Possession, and/or, except as specifically provided in this Agreement, against the Buyer. The Buyer will assume only those certain liabilities related to its obligation to perform under those contracts listed as the PNC Assets on Schedule A hereto.

              3  PURCHASE PRICE; PAYMENT OF PURCHASE PRICE.
                 ------------------------------------------

    (i) Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be $4,100,000, paid as follows:

              PNC Assets         $1,600,000
              Metlife Assets     $2,500,000
                                 ----------
                                 $4,100,000
                                 ==========

     The parties hereto agree that the Purchase Price will be allocated in accordance with the Treasury Regulations issued under Section 1060 of the Internal Revenue Code of 1986, as amended, and shall be binding upon the parties hereto for all purposes including, but not limited to, federal and state income taxes. Neither party shall take any action contrary to the allocations set forth herein, including the filing of any tax return or report with any government agency.

     (ii) Payment of Purchase Price. Buyer shall pay the Purchase Price in the following manner:

          (A) Buyer has previously deposited $350,000 (the "PNC Deposit") receipt of which is hereby acknowledged, to be held in escrow by Mershon, Sawyer, Johnson, Dunwody & Cole, (the "PNC Escrow Agent") attorneys for PNC Bank, Kentucky, Inc. ("PNC"). The PNC Deposit shall be held in escrow until the Closing of the transactions contemplated hereunder, pursuant to the terms of that certain Escrow Agreement executed as of May ___, 1995 by and among Buyer, PNC, and the Escrow Agent. The PNC Deposit shall be subject solely to the terms and conditions of the Escrow Agreement and, under no circumstances, shall be subject to any claim by any person, and the Debtor-in-Possession agree to assert no such claim against the PNC Deposit.

          (B) Buyer shall deposit $100,000 upon
execution of this agreement and an additional $100,000 within thirty (30) days of a final order approving the sale contemplated hereunder if Closing has not occurred by such date (the "MetLife Deposit"). The MetLife Deposit will be held in escrow by Foley & Lardner pending the bankruptcy court's consideration of the acquisition transaction and will be disbursed to MetLife upon the court's approval of the Debtor's sale of the PNC Collateral and the MetLife Collateral. The MetLife Deposit will be applied to the purchase price at closing or retained by MetLife if, for any reason, the Closing does not occur within 120 days after delivery of the initial deposit. If the Closing does not occur within 30 days after said bankruptcy court order becomes final, Photronics shall deliver to MetLife an additional payment of $100,000.00.

           C) Subject to satisfaction of the conditions set forth in Section 6 hereof, at the Closing of the transactions contemplated hereunder, Buyer shall pay the balance of the purchase price to PNC and MetLife in the following manner:

               (1) To PNC: A note in the principal amount of $1,250,000 to be paid in forty-eight (48) equal monthly installments of principal and interest commencing with the first day of the month following the Closing Date, such payment to bear interest at a floating rate equal to the lesser of (A) PNC's stated prime interest rate plus 0.5%, or (B) the prime rate as reported in the Wall Street Journal plus 0.5%, and such payment to be guaranteed by Diagnostic/Retrieval Systems, Inc., parent of the Buyer.

               (2) To MetLife: Cash in the amount of $2,400,000 (or $2,300,000, if the MetLife Deposit of $200,000 has been made) by cashier's check or wire transfer.

               4  CLOSING; DELIVERIES.
                  --------------------

     (i) Closing. The closing of the sale and purchase of the business shall take place at the offices of Maguire, Voorhis & Wells, P.A. at 10:00 a.m. local time, as soon as practicable following ten (10) business days after the court shall enter an order approving the Sale of the Assets to Buyer in accordance with this Agreement which order has become final and nonappealable and has otherwise not been stayed by order of any court, provided all of the conditions precedent set forth in Sections 6 and 7 hereof have been satisfied or waived by the applicable party. The date upon which the Closing occurs is herein called the "Closing Date".

     (ii) Deliveries. At the Closing, the following transactions shall occur, and all transactions shall be deemed to occur simultaneously:

          (A) the Debtor-in-Possession shall deliver or cause to be delivered to Buyer, the following:

               (1) With respect to the PNC Assets--a bill of sale for all personal property, valid, effective assignments of all enumerated contracts and licenses, and release statements on form UCC-3 relating to the PNC assets.

               (2) With respect to the MetLife Assets--a bill of sale for all personal property and release statements on form UCC-3 relating to the MetLife assets.

               (3) A certified copy of the order of the Court approving the sale of the Assets to Buyer pursuant to the terms of this Agreement.

          (B) The Buyer shall deliver or cause to be delivered the following:

               (1) The balance of the Purchase Price in the manner and form described in paragraph 3(ii)(C) above.

               (2) to the Debtor-in-Possession, a certified copy of a resolution of the Buyer's board of directors authorizing the Buyer's performance of the transactions contemplated by this Agreement.

               5 COVENANTS AND AGREEMENTS.
                 -------------------------

     The parties covenant and agree as follows:

     (i) Conduct of Business. From the date hereof through the Closing Date, the Debtor-in-Possession shall conduct its business in the ordinary course, shall use all best efforts to preserve the value of the Assets, and shall comply with any order of the Court with which the Debtor-in-Possession believes it is required to comply, notwithstanding any provision herein to the contrary. If any event shall occur which shall require the Debtor-in-Possession as a matter of law to take any action not in the ordinary course, it will so notify the Buyer thereof in advance of taking such action.

     (ii) Corporate Examination and Investigations. Prior to the Closing Date, the Buyer shall be entitled, through its employees and representatives, including, without limitation, its financial advisors, lawyers, accountants, and other agents, to make such investigation of the Assets as the Buyer wishes. The Buyer will make its investigation in such way as to not substantially interfere with the conduct of the Debtor-in-Possession's business. The Debtor-in-Possession shall furnish the representatives of the Buyer during such period with all such information concerning the affairs of the Debtor-in-Possession as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives to make full disclosure to the Buyer of all material facts affecting the Assets.

     (iii) Expenses. In no event will the Buyer be liable to pay any expenses of Debtor-in-Possession or any other person, entity or committee incurred in connection with the negotiation, preparation, execution and performance of this Agreement, the transactions contemplated hereby, or the proceedings before the Court for the approval hereof.

     (iv) Approval of this Agreement; Proceedings before Court.

     (A) Upon execution of this Agreement, the Debtor-in-Possession shall promptly file with the Clerk of the Court a motion for approval of the sale of the Assets free and clear of any interest of any entity pursuant to Bankruptcy Code Section 363(f), and shall use its best efforts to obtain a final order (the "Order") from the Court authorizing the transactions contemplated hereby pursuant to Section 363(b) of the Bankruptcy Code, free and clear of all liens, claims and encumbrances. The Debtor-in-Possession shall timely give and provide the legal notices and disclosures it is required to give and provide under the Code. The Debtor-in-Possession will assist the Buyer and its representatives in every reasonable way toward the purpose of consummating the transactions as contemplated by this Agreement and will use its best efforts, subject to the terms and conditions hereof, to secure the Court's approval hereof. Prior to the Closing Date, the Debtor-in-Possession will not solicit, encourage or actively pursue any arrangement for the sale of its assets, business and properties to any other person; provided, however, that the covenant of this sentence will not apply if (A) the Buyer notifies the Debtor-in-Possession that it has terminated this Agreement; or (B) after the date upon which the Court finally approves this Agreement, the Debtor-in-Possession has, upon diligent inquiry and after discussions with Buyer, reasonably concluded that the conditions to the Closing set forth in Section 6.6 below will not be timely satisfied, or (C) the Buyer shall fail to timely consummate the Closing in accordance with the terms hereof. The Debtor-in-Possession will not be liable for any actions it reasonably takes to comply with its fiduciary obligations and other legal obligations arising under the Code.

          (B) The Debtor-in-Possession will allow the Buyer and its counsel to assist in the preparation of and will obtain the approval of the Buyer's counsel, which approval will not be unreasonably withheld, to the filing of all documents and schedules to be filed by the Debtor-in-Possession with the Court in connection herewith.

     (v) Risk of Loss. The Debtor-in-Possession shall be responsible for any casualty loss or casualty diminution in value of the Assets prior to the Closing. In the event of such a loss prior to the Closing, exceeding $100,000 in value, the Buyer may terminate this Agreement and receive a refund of its Deposit. In the event the loss is less than $100,000, the Purchase Price shall be appropriately adjusted to reflect such loss, subject to the Court's approval. Risk of loss shall pass to the Buyer as of the time of Closing.

     (vi) Power and Authority. Subject to approval by the Bankruptcy Court, the Debtor-in-Possession has full power and authority to execute and deliver this Agreement and such other documents as are described herein to be executed and delivered, and to perform the transactions contemplated herein and therein.

     6  CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER TO CLOSE.
        -------------------------------------------------------------

     The obligation of the Buyer to enter into and complete the Closing is subject, at the option of the Buyer, to the fulfillment on or prior to the Closing Date, or as otherwise provided herein, of the following conditions, any one or more of which may be waived by it:

     (i) Action of the Court, Certain Events. The Court shall have entered the Order in a form acceptable to Buyer, approving the consummation of the sale of the Assets to Buyer in accordance with the terms hereof pursuant to Bankruptcy Code Section 363(b), which order shall have become final and nonappealable. Such order of the Court shall direct that Buyer's acquisition of the Assets shall be free and clear of all liens, claims and encumbrances, with valid encumbrances to attach to the proceeds of sale.

     (ii) Third Party Consents. All consents, permits and approvals ("Consents") from parties (other than Electro Design Manufacturing, Inc.) to any material contracts or other agreements with the Debtor-in-Possession which constitute part of the Assets shall be accepted or, if required, modified by the Buyer to the mutual satisfaction of the Buyer and each such third party and shall be in full force and effect. Immediately upon execution of this agreement, Buyer shall use its best efforts to obtain as soon as practicable such Consents and the Debtor-in-Possession and PNC agree to cooperate with Buyer in such efforts.

     (iii) Competing Offers. Subject only to the Buyer's right to require PNC to effect a Credit Bid as defined in that certain letter agreement of (date) between PNC and the Buyer, the Debtor shall not have received any higher or better offers as of the Closing Date, pursuant to Section 363 of the Bankruptcy Code for the purchase of the Assets than that given by the Buyer as set forth herein.

     (iv) Approval of Counsel to the Buyer. All actions and proceedings contemplated hereunder and all documents and other papers required to be delivered by the Debtor-in-Possession hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been approved by counsel to the Buyer, as to their form.

     7  CONDITIONS PRECEDENT TO THE OBLIGATION OF THE DEBTOR-IN-POSSESSION TO
        ---------------------------------------------------------------------
CLOSE.
------

     The obligation of the Debtor-in-Possession to enter into and complete the Closing is subject, at the option of the Debtor-in-Possession, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

     (i) Termination of Certain of Buyer's Conditions. On or prior to the Closing Date, the Buyer shall serve written notice upon the Debtor-in-Possession waiving the conditions to its obligations to close set forth in Section 6(ii) hereof.

     (ii) Approval of Counsel to the Debtor-in-Possession. All actions and proceedings contemplated hereunder and all documents and other papers required to be delivered by the Buyer hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been approved by counsel to the Debtor-in-Possession, as to their form.

     8  SALE TO THIRD PARTIES.
        ----------------------

     Buyer understands that the Debtor-in-Possession has certain responsibilities under the Bankruptcy Code and that it is possible that it will hereafter receive a higher and better offer than is contemplated hereby. Nonetheless, the Buyer has agreed, subject to the terms and conditions set forth herein, to effect the transactions contemplated hereby. To do so the Buyer will be required to spend significant resources, negotiate and effect numerous arrangements with personnel of the Debtor-in-Possession, its vendors and customers, its creditors and financers and other persons and to defer or pass up other opportunities which may come its way. Therefore, as partial inducement to the Buyer to enter into this Agreement, the parties hereto agree as follows:

          No sale, plan of reorganization or other arrangaements for the transfer of control of the Debtor-in-Possession's business or the sale of its assets, business and properties will be effected prior to the Closing Date (unless this Agreement shall have previously terminated in accordance with its terms), unless (i) the value of the consideration to be paid by such other person for the purchase of the assets, and/or business and properties of the Debtor-in-Possession, exceeds the value of the Purchase Price by an amount (the "overbid amount") of at least $375,000 and (ii) the first $375,000 of such overbid amount shall be paid to the Buyer by such other person no later than the date of its acquisition of control of the Debtor-in-Possession or its purchase of the assets, and/or business, and properties of the Debtor-in-Possession, and the person making such overbid also agrees to pay to the Buyer on such date, an amount equal to all non-reimbursed out-of-pocket fees, costs and expenses incurred by the Buyer in connection herewith. The obligation to make such payment will survive the termination of this Agreement if the events giving rise to that obligation occurred prior to any termination hereof.

     9 TERMINATION OF AGREEMENT.
       -------------------------

     This Agreement may be terminated prior to the Closing as follows:

     (i) at the election of the Debtor-in-Possession, if any one or more of the conditions to its obligation to close has not been fulfilled or waived on or prior to the Closing Date;

     (ii) at the election of the Buyer, if any one or more of the conditions to its obligation to close has not been fulfilled or waived on or prior to the Closing Date;

     (iii) at any time on or prior to the Closing Date, if the Debtor-in-Possession shall receive written notice from the Buyer pursuant to paragraph 5(v) above;

     (iv) at any time on or prior to the Closing Date, upon the mutual consent of the Debtor-in-Possession and the Buyer; or

     (v) (A) upon the election of Buyer, if Court approval of this Agreement shall not be obtained within thirty (30) days of the date hereof, or (B) in any event, if the Court shall specifically deny the Debtor-in-Possession's motion approving this Agreement, or (C) if the Court shall so order this Agreement terminated; provided, however, that the Debtor-in-Possession shall diligently seek the approval of the Court to this Agreement.

     If this Agreement so terminates, it shall become null and void and have no further force or effect, and neither party shall have any right, claim or liability arising hereunder, except as otherwise provided pursuant to Section 8 hereof. This Agreement is intended to reflect agreements solely between the parties hereto and is not intended to and does not create any right or interest of any person not a party hereto. No representation, warranty or agreement set forth in this Agreement made by either party hereto will survive the Closing.

     10.  MISCELLANEOUS.
          --------------

     (i) Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by the Debtor-in-Possession and the Buyer. Each party will provide the other with advance written notice and an opportunity to participate in any publicity release or announcement relating to it or this Agreement.

     (ii) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (with electronic confirmation) or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

          (A) if to the Buyer, to it:

              Photronics Corp.
              270 Motor Parkway
              Hauppauge, New York 11788
              Attn: Richard Ross

              copy to:

              Nina Laserson Dunn, Esq.
              Hannoch Weisman,

              A Professional Corporation
              4 Becker Farm Road
              Roseland, New Jersey 07068

          (B) if to the Debtor-in-Possession to it:

              Opto Mechanik, Inc.
              P.O. Box 361907
              423 North Drive
              Melbourne, Florida 32935
              Attn: James E. Pruitt

              copies to:

              Michael G. Williamson, Esq.
              Maguire, Voorhis & Wells, P.A.
              Two South Orange Avenue
              Orlando, Florida 32801

              Timothy J. Norris, P.A.
              Mershon, Sawyer, Johnston,
               Dunwody & Cole
              200 South Biscayne Boulevard
              Miami, Florida 33131-2387

              K. Rodney May
              Foley & Lardner
              Suite 1800
              111 North Orange Avenue
              Orlando, Florida 32801


Any party may by notice given in advance with this Section to the other party designate another address or person for receipt of notices hereunder.

     (iii) Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the Assets and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

     (iv) Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part or any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     (v) Governing Law; Jurisdiction of Court. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state. All disputes arising out of and related to this Agreement, including, without limitation, any dispute relating to the interpretation, meaning or effect of any provision hereof, will be resolved in the Court and the parties hereto each submit to the jurisdiction of the Court for the purpose of adjudicating any such dispute.

     (vi) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (vii) Buyer's Designee; Recourse. The Buyer may, without further notice or approval, assign all of its rights hereunder to any designee identified in writing to Debtor-in-Prossession, whereupon all reference herein to the Buyer shall refer to such designee.

     (viii) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. In particular, the obligations, covenants and waivers of right of the Debtor-in-Possession hereunder shall be binding upon any trustee appointed in the current Chapter 11 case as well as any trustee appointed in any subsequent Chapter 7 case.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



                                      Photronics Corp.


                                      By:          RICHARD ROSS
                                         ---------------------------------------
                                                   Richard Ross



                                      Opto Mechanic, Inc.


                                      By:           JAMES E. PRUITT
                                         ---------------------------------------
                                                    James E. Pruitt

                                   SCHEDULE A

PNC Assets =

Accounts Receivable
Cash
Inventory
Raw Materials
Machinery & Equipment (that are not MetLife)
Furniture and Fixtures
The Debtor-in-Possession's right to use, pursuant to an effective Assignment of Trademarks, the name Opto Mechanik, Inc. and any other name in which the Debtor-in-Possession has common law or registered rights and all variants thereof.
Proprietary Processes, Technical Data, Trade Secrets
Books and Records
Prepaid Expenses

Plus, the following contracts:

OMI Job #      Description                            Customer
---------      -----------                            --------
2527           Day Optical Relay System               Gov't of Israel
3553-A         Tow Sight                              Electro-Design (EDM)
3553-B         Traversing Unit                        Electro-Design (EDM)
3762           Lilit Binocular                        Gov't of Israel
3764           Korean Tank Program                    Texas Instruments
3925           M-117 Telescope                        Telenav
4052           Gunners Aux. Sight                     U.S. Amccom (Rock Island)
4080           Day Night Thermal Sight Sys            Texas Instruments
5011           Optics Kits                            Aselsan
5039           Gunners Aux. Sight                     U.S. Amccom (Rock Island)
6237           A Focal Cover Assy.                    Micom (Redstone)
6251           Laser Filters
2976           Traversing Units                       EDM
3729           Traversing Units                       Gyconsa-Spain

3922           ITAS Compenent                         Texas Instruments
6202           Tow Visual Module                      Micom
6264           Beam Splitters                         Wegman
6308           Driver's Thermal Viewer                Martin Marietta
6397           Combat Vehicle Thermal                 Texas Instruments
               Targeting System
6431           Spare Parts for Image                  Emerson
               Transfer Assy.
6382           Optical Sets                           Aselsan
6435           IBAS DNO                               Texas Instruments
6460           K-1 Spare Parts                        Texas Instruments
6423           Optical Assys.                         EL OP
6403           Optical Parts                          Image & Sensing Technology
6304           Xenon Beacon Tracker                   Texas Instruments
Misc.          Total Value (less-than) 150K

                       FINAL PHOTRONICS CORP. TERM SHEET
                       ---------------------------------
                                 June 23, 1995

Agreement for Acquisition of Assets between Photronics Corp. (Photronics) and the Debtor is modified as follows:

     1. Photronics agrees to perform the Telenav contract and otherwise reasonably facilitate the Debtor's collection of the Seiler receivable.

     2. Photronics agrees to assume all employee-related administrative expense claims for vacation and health care insurance runoff without limitation and post-petition ordinary course trade payables up to $100,000.

     3. Photronics agrees to pay additional $1,300,000, that is $1,000,000 to PNC Bank of Kentucky ("PNC") and $300,000 to the estate.

          *in other words, at closing, PNC is to be paid $1,150,000 in cash including $350,000 in escrow and $1,450,000 in notes

          *estate to receive a $300,000 promissory note, with six month term, accruing interest at prime plus 1/2% guaranteed by Photronics' parent

     4. Photronics agrees to pay an additional $50,000 cash to MetLife Capital Corporation ("MetLife").

     5. Photronics agrees to pay post-petition trade payables up to $100,000.

     6. PNC agrees to:

          *release its mortgage lien on the undeveloped parcel of land

          *release any claim to the Seiler accounts receivable

          *not participate as either a pre- or post-petition unsecured creditor of the estate

          *release any claim to the additional $300,000 contributed to the estate by Photronics

                                  Exhibit "B"

     7. Debtor and the Unsecured Creditors' Committee ("Committee") agree to:

          *release, to the extent of their ability to do so, PNC from any claims held by the estate or the Committee, including but not limited to
          Section 506(c) claims

          *accept $300,000 note and guaranty given by Photronics and its parent

     8. For the release by the Debtor and the Committee, MetLife agrees to:

          *pay $50,000 to the estate from sale proceeds

          *not participate as either a pre- or post-petition unsecured creditor of the estate

          *release any claim to the additional $300,000 contributed to the estate by Photronics

     9. Debtor and Committee agree to:

          *release, to the extent of their ability to do so, MetLife from any claims of the estate, including but not limited to Section 506(c) claims

    10. Committee agrees to:

          *withdraw its objection to Section 363 sale and its motion to dismiss or convert

    11. No party admits any liability

     The foregoing agreements are subject to the closing of the sale to Photronics Corp.